CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 34 to Registration Statement No. 333-61135 on Form N-6 of our report dated March 2, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the method of accounting for variable interest entities in 2005 and certain non-traditional long-duration contracts in 2004), relating to the financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statements of Additional Information of M’s Versatile Product Pacific Select Exec Separate Account and the Statement of Additional Information of M’s Versatile Product VI Pacific Select Exec Separate Account, which are part of such Registration Statement, and to the reference to us under the heading “Experts” in the Statements of Additional Information of M’s Versatile Product Pacific Select Exec Separate Account and the Statement of Additional Information of M’s Versatile Product VI Pacific Select Exec Separate Account.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 20, 2007